Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer, and Treasurer

(407) 904-3324

mpartridge@ctoreit.com

FOR IMMEDIATE RELEASE	CTO Realty Growth Reports First Quarter 2023 Operating Results

WINTER PARK, FL – April 27, 2023 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”) today announced its operating results and earnings for the quarter ended March 31, 2023.

Select Highlights

◾Reported a Net Loss per diluted share attributable to common stockholders of ($0.32) for the quarter ended March 31, 2023.
◾Reported Core FFO per diluted share attributable to common stockholders of $0.39 for the quarter ended March 31, 2023.
◾Reported AFFO per diluted share attributable to common stockholders of $0.43 for the quarter ended March 31, 2023.
◾Acquired one 6,000 square foot property within the 28,100 square foot retail portion of Phase II of The Exchange at Gwinnett in Buford, Georgia for a purchase price of $3.3 million and a going-in cap rate of 7.2%.
◾Originated a $15.0 million first mortgage loan at a fixed interest rate of 8.75% secured by the Founders Square property located in Dallas, Texas.
◾Reported a decrease in Same-Property NOI of (1.2%) as compared to the first quarter of 2022.
◾Repurchased 303,354 shares for $5.0 million at an average price of $16.48 per share.
◾Paid a common stock cash dividend of $0.38 per share, representing a 5.6% increase over the first quarter 2022 quarterly common stock cash dividend.

CEO Comments

“We are pleased with what has been an active start to the year, and while the underlying macroeconomic environment remains volatile, the quality of our assets, our diverse income streams, and strength of our Sunbelt-focused markets have allowed us to make positive strides in our value-add initiatives, driving attractive leasing spreads during the quarter and positioning our properties for long-term cash flow growth,” said John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Our growing signed but not open pipeline and increasing tenant demand at our two more recent acquisitions, West Broad Village and The Collection at Forsyth, are building operational tailwinds for 2023, 2024 and beyond.  As a result, we have improved visibility that gives us additional confidence in our long-term value proposition for our shareholders and supports the attractiveness of our outsized 9.1% common dividend.”

Quarterly Financial Results Highlights

The table below provides a summary of the Company’s operating results for the three months ended March 31, 2023:

(in thousands, except per share data)	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	Variance to Comparable Period in the Prior Year
Net Income (Loss) Attributable to the Company	$(5,993)	$202	$(6,195)	(3,066.8%)
Net Loss Attributable to Common Stockholders	$(7,188)	$(993)	$(6,195)	(623.9%)
Net Loss per Share Attributable to Common Stockholders (1)	$(0.32)	$(0.06)	$(0.26)	(433.3%)

Core FFO Attributable to Common Stockholders (2)	$8,867	$8,227	$640	7.8%
Core FFO per Common Share – Diluted (2)	$0.39	$0.46	$(0.07)	(15.2%)

AFFO Attributable to Common Stockholders (2)	$9,863	$8,717	$1,146	13.1%
AFFO per Common Share – Diluted (2)	$0.43	$0.49	$(0.06)	(12.2%)

Dividends Declared and Paid, per Preferred Share	$0.40	$0.40	$0.00	0.00%
Dividends Declared and Paid, per Common Share	$0.38	$0.36	$0.02	5.6%
(1)

The denominator for this measure excludes the impact of 3.2 million and 3.0 million shares for the three months ended March 31, 2023 and 2022, respectively, related to the Company’s adoption of ASU 2020-06, effective January 1, 2022, which requires presentation on an if-converted basis for its 2025 Convertible Senior Notes, as the impact would be anti-dilutive.

(2)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) Attributable to the Company to non-GAAP financial measures, including FFO Attributable to Common Stockholders, FFO per Common Share - Diluted, Core FFO Attributable to Common Stockholders, Core FFO per Common Share – Diluted, AFFO Attributable to Common Stockholders and AFFO per Common Share - Diluted.

Investments

During the three months ended March 31, 2023, the Company acquired one 6,000 square foot property within the 28,100 square foot retail portion of Phase II of The Exchange at Gwinnett in Buford, Georgia for a purchase price of $3.3 million and a going-in cap rate of 7.2%. The Company is under contract to acquire the remaining properties that make up the retail portion of Phase II of The Exchange at Gwinnett for a purchase price of $13.8 million. The Company previously purchased the Sprouts-anchored Phase I portion of The Exchange at Gwinnett in December 2021 and currently holds the development loan for the unfinished retail portion of Phase II of The Exchange at Gwinnett.

During the three months ended March 31, 2023, the Company originated a $15.0 million first mortgage secured by the Founders Square property located in Dallas, Texas (the “Property”). The Property, which includes a dedicated underground parking garage and spans more than 274,000 square feet, sits on 4.0 acres within blocks of the AT&T Discovery District, Omni Dallas Hotel, and Kay Bailey Hutchison Convention Center. The three-year first mortgage is interest-only through maturity, includes an origination fee, and bears a fixed interest rate of 8.75%.

Portfolio Summary

The Company’s income property portfolio consisted of the following as of March 31, 2023:

Asset Type	# of Properties	Square Feet	Weighted Average Remaining Lease Term
Single Tenant	8	435	5.4 years
Multi-Tenant	15	3,288	4.7 years
Total / Weighted Average Lease Term	23	3,723	5.3 years

Square feet in thousands.

Property Type	# of Properties	Square Feet	% of Cash Base Rent
Retail	15	1,972	49.7%
Office	3	395	10.2%
Mixed-Use	5	1,356	40.1%
Total / Weighted Average Lease Term	23	3,723	100%

Square feet in thousands.

Leased Occupancy	93.5%
Occupancy	89.9%

Same Property Net Operating Income

During the first quarter of 2023, the Company’s Same-Property NOI totaled $10.3 million, a decrease of 1.2% over the comparable prior year period, as presented in the following table.

	For the Three Months Ended March 31, 2023	For the Three Months Ended March 31, 2022	Variance to Comparable Period in the Prior Year
Single Tenant	$1,901	$1,856	$45	2.4%
Multi-Tenant	8,402	8,576	(174)	(2.0%)
Total	$10,303	$10,432	$(129)	(1.2%)

$ in thousands.

Leasing Activity

During the quarter ended March 31, 2023, the Company signed 25 leases totaling 160,424 square feet. On a comparable basis, which excludes vacancy existing at the time of acquisition, CTO signed 14 leases totaling 100,583 square feet at an average cash base rent of $22.94 per square foot compared to a previous average cash base rent of $21.32 per square foot, representing 7.6% comparable growth.

A summary of the Company’s overall leasing activity for the year ended March 31, 2023, is as follows:

	Square Feet	Weighted Average Lease Term	Cash Rent Per Square Foot	Tenant Improvements	Leasing Commissions
New Leases	66	9.2 years	$21.85	$2,197	$630
Renewals & Extensions	95	4.5 years	$22.71	40	68
Total / Weighted Average	161	6.4 years	$22.36	$2,237	$698

In thousands except for per square foot and weighted average lease term data.

Comparable leases compare leases signed on a space for which there was previously a tenant.

Overall leasing activity does not include lease termination agreements or lease amendments related to tenant bankruptcy proceedings.

Subsurface Interests and Mitigation Credits

During the three months ended March 31, 2023, the Company sold approximately 2,412 acres of subsurface oil, gas, and mineral rights for $0.2 million, resulting in a gain of $0.2 million.

During the three months ended March 31, 2023, the Company sold approximately 0.7 mitigation credits for $0.1 million, resulting in a gain of less than $0.1 million.

Capital Markets and Balance Sheet

During the quarter ended March 31, 2023, the Company completed the following capital markets activities:

◾	Repurchased 303,354 shares of common stock for $5.0 million at an average price of $16.48 per share.

The following table provides a summary of the Company’s long-term debt, at face value, as of March 31, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2025 Convertible Senior Notes	$51.0 million	3.875%	April 2025
2026 Term Loan (1)	$65.0 million	SOFR + 10 bps + [1.25% – 2.20%]	March 2026
Mortgage Note (2)	$17.8 million	4.06%	August 2026
Revolving Credit Facility (3)	$133.2 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2027 Term Loan (4)	$100.0 million	SOFR + 10 bps + [1.25% – 2.20%]	January 2027
2028 Term Loan (5)	$100.0 million	SOFR + 10 bps + [1.20% – 2.15%]	January 2028
Total Debt / Weighted Average Interest Rate	$467.0 million	3.83%
(1)

The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 0.26% plus the 10 bps SOFR adjustment plus the applicable spread.

(2)	Mortgage note assumed in connection with the acquisition of Price Plaza Shopping Center located in Katy, Texas.
(3)

The Company utilized interest rate swaps on $100.0 million of the Credit Facility balance to fix SOFR and achieve a weighted average fixed swap rate of 3.28% plus the 10 bps SOFR adjustment plus the applicable spread.

(4)	The Company utilized interest rate swaps on the $100.0 million 2027 Term Loan balance to fix SOFR and achieve a fixed swap rate of 0.64% plus the 10 bps SOFR adjustment plus the applicable spread.
(5)

The Company utilized interest rate swaps on the $100.0 million 2028 Term Loan balance to fix SOFR and achieve a weighted average fixed swap rate of 3.78% plus the 10 bps SOFR adjustment plus the applicable spread.

As of March 31, 2023, the Company’s net debt to Pro Forma EBITDA was 7.9 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 2.8 times. As of March 31, 2023, the Company’s net debt to total enterprise value was 49.5%. The Company calculates total enterprise value as the sum of net debt, par value of its 6.375% Series A preferred equity, and the market value of the Company's outstanding common shares.

Dividends

On February 22, 2023, the Company announced a cash dividend on its common stock and Series A Preferred stock for the first quarter of 2023 of $0.38 per share and $0.40 per share, respectively, payable on March 31, 2023 to stockholders of record as of the close of business on March 9, 2023. The first quarter 2023 common stock cash dividend represents a 5.6% increase over the comparable prior year period quarterly dividend and a payout ratio of 97.4% and 88.4% of the Company’s first quarter 2023 Core FFO per diluted share and AFFO per diluted share, respectively.

2023 Outlook

The Company has maintained its Core FFO and AFFO outlook for 2023 and has revised certain assumptions to take into account the Company’s first quarter performance and revised expectations regarding the Company’s operational and investment activities and forecasted capital markets transactions. The Company’s outlook for 2023 assumes continued stability in economic activity, stable or positive business trends related to each of our tenants and other significant assumptions.

The Company’s maintained outlook for 2023 is as follows:

	2023 Guidance Range
	Low		High
Core FFO Per Diluted Share	$1.50	to	$1.55
AFFO Per Diluted Share	$1.64	to	$1.69

The Company’s 2023 guidance includes but is not limited to the following assumptions:

◾	Same-Property NOI growth of 1% to 4%, including the impact of elevated bad debt expense, occupancy loss and costs associated with tenants in bankruptcy and/or tenant lease defaults
◾	General and administrative expense within a range of $14 million to $15 million
◾	Weighted average diluted shares outstanding of approximately 22.5 million shares
◾	Year-end 2023 leased occupancy projected to be within a range of 94% to 95% before any potential impact from 2023 income property acquisitions and/or dispositions
◾	Investment in income producing assets, including structured investments, between $100 million and $200 million at a weighted average initial cash yield between 7.25% and 8.00%
◾	Disposition of assets between $5 million and $75 million at a weighted average exit cash yield between 6.00% and 7.50%

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter ended March 31, 2023 on Friday, April 28, 2023, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast: https://edge.media-server.com/mmc/p/ym8u6mfs

Dial-In:   https://register.vevent.com/register/BIa0054d2d99594fa39dbf66ac723dfa4d

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality, retail-based properties located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, global supply chain disruptions, and ongoing geopolitical war; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and land sales, in addition to the mark-to-market of the Company’s investment securities and interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization, as well as adding back the interest related to the 2025 Convertible Senior Notes, if the effect is dilutive. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude extraordinary items (as defined by GAAP), gain or loss on disposition of assets, gain or loss on extinguishment of debt, impairment charges, and depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, if any, non-cash revenues and expenses such as above- and below-market lease related intangibles, straight-line rental revenue, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, real estate operations revenues and direct cost of revenues, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company's properties. FFO, Core FFO, AFFO, Pro Forma EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$233,619	$233,930
Building and Improvements, at Cost	538,449	530,029
Other Furnishings and Equipment, at Cost	748	748
Construction in Process, at Cost	4,630	6,052
Total Real Estate, at Cost	777,446	770,759
Less, Accumulated Depreciation	(41,913)	(36,038)
Real Estate—Net	735,533	734,721
Land and Development Costs	683	685
Intangible Lease Assets—Net	110,323	115,984
Assets Held for Sale	1,115	—
Investment in Alpine Income Property Trust, Inc.	39,259	42,041
Mitigation Credits	2,526	1,856
Mitigation Credit Rights	—	725
Commercial Loans and Investments	47,118	31,908
Cash and Cash Equivalents	7,023	19,333
Restricted Cash	1,589	1,861
Refundable Income Taxes	448	448
Deferred Income Taxes—Net	2,503	2,530
Other Assets	33,134	34,453
Total Assets	$981,254	$986,545
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$2,771	$2,544
Accrued and Other Liabilities	18,814	18,028
Deferred Revenue	6,564	5,735
Intangible Lease Liabilities—Net	9,346	9,885
Long-Term Debt	465,130	445,583
Total Liabilities	502,625	481,775
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 3,000,000 shares issued and outstanding at March 31, 2023 and December 31, 2022	30	30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 22,709,119 shares issued and outstanding at March 31, 2023; and 22,854,775 shares issued and outstanding at December 31, 2022	227	229
Additional Paid-In Capital	167,436	172,471
Retained Earnings	300,066	316,279
Accumulated Other Comprehensive Income	10,870	15,761
Total Stockholders’ Equity	478,629	504,770
Total Liabilities and Stockholders’ Equity	$981,254	$986,545

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues
Income Properties	$22,432	$15,168
Management Fee Income	1,098	936
Interest Income from Commercial Loans and Investments	795	718
Real Estate Operations	392	388
Total Revenues	24,717	17,210
Direct Cost of Revenues
Income Properties	(7,153)	(4,016)
Real Estate Operations	(85)	(51)
Total Direct Cost of Revenues	(7,238)	(4,067)
General and Administrative Expenses	(3,727)	(3,043)
Provision for Impairment	(479)	—
Depreciation and Amortization	(10,316)	(6,369)
Total Operating Expenses	(21,760)	(13,479)
Loss on Disposition of Assets	—	(245)
Other Loss	—	(245)
Total Operating Income	2,957	3,486
Investment and Other Loss	(4,291)	(1,894)
Interest Expense	(4,632)	(1,902)
Loss Before Income Tax Benefit	(5,966)	(310)
Income Tax (Expense) Benefit	(27)	512
Net Income (Loss) Attributable to the Company	$(5,993)	$202
Distributions to Preferred Stockholders	(1,195)	(1,195)
Net Loss Attributable to Common Stockholders	$(7,188)	$(993)

Per Share Information:
Basic and Diluted Net Loss Attributable to Common Stockholders	$(0.32)	$(0.06)

Weighted Average Number of Common Shares:
Basic and Diluted	22,704,829	17,726,677

Dividends Declared and Paid – Preferred Stock	$0.40	$0.40
Dividends Declared and Paid – Common Stock	$0.38	$0.36

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income (Loss) Attributable to the Company	$(5,993)	$202
Loss on Disposition of Assets	—	245
Provision for Impairment	479	—
Depreciation and Amortization of Real Estate	10,316	6,369
Amortization of Intangibles to Lease Income	(679)	(481)
Straight-Line Rent Adjustment	251	538
COVID-19 Rent Repayments	(26)	(27)
Accretion of Tenant Contribution	38	38
Interest Expense	4,632	1,902
General and Administrative Expenses	3,727	3,043
Investment and Other Loss	4,291	1,894
Income Tax (Benefit) Expense	27	(512)
Real Estate Operations Revenues	(392)	(388)
Real Estate Operations Direct Cost of Revenues	85	51
Management Fee Income	(1,098)	(936)
Interest Income from Commercial Loans and Investments	(795)	(718)
Less: Impact of Properties Not Owned for the Full Reporting Period	(4,560)	(1,152)
Cash Rental Income Received from Properties Presented as Commercial Loans and Investments	—	364
Same-Property NOI	$10,303	$10,432

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2023	March 31, 2022
Net Income (Loss) Attributable to the Company	$(5,993)	$202
Add Back: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1)	—	—
Net Income (Loss) Attributable to the Company, If-Converted	$(5,993)	$202
Depreciation and Amortization of Real Estate	10,302	6,369
Loss on Disposition of Assets	—	245
Gain on Disposition of Other Assets	(323)	(332)
Provision for Impairment	479	—
Unrealized Loss on Investment Securities	4,918	2,457
Funds from Operations	$9,383	$8,941
Distributions to Preferred Stockholders	(1,195)	(1,195)
Funds from Operations Attributable to Common Stockholders	$8,188	$7,746
Amortization of Intangibles to Lease Income	679	481
Less: Effect of Dilutive Interest Related to 2025 Convertible Senior Notes (1)	—	—
Core Funds from Operations Attributable to Common Stockholders	$8,867	$8,227
Adjustments:
Straight-Line Rent Adjustment	(251)	(538)
COVID-19 Rent Repayments	26	27
Other Depreciation and Amortization	(59)	(139)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	208	234
Non-Cash Compensation	1,072	906
Adjusted Funds from Operations Attributable to Common Stockholders	$9,863	$8,717

FFO Attributable to Common Stockholders per Common Share – Diluted	$0.36	$0.44
Core FFO Attributable to Common Stockholders per Common Share – Diluted	$0.39	$0.46
AFFO Attributable to Common Stockholders per Common Share – Diluted	$0.43	$0.49

(1)

Interest related to the 2025 Convertible Senior Notes excluded from net income attributable to the Company to derive FFO effective January 1, 2022 due to the implementation of ASU 2020-06 which requires presentation on an if-converted basis, as the impact to net income attributable to common stockholders would be anti-dilutive.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended March 31, 2023
Net Loss Attributable to the Company	$(5,993)
Depreciation and Amortization of Real Estate	10,302
Gains on Disposition of Other Assets	(323)
Provision for Impairment	479
Unrealized Loss on Investment Securities	4,918
Distributions to Preferred Stockholders	(1,195)
Straight-Line Rent Adjustment	(251)
Amortization of Intangibles to Lease Income	679
Other Depreciation and Amortization	(59)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	208
Non-Cash Compensation	1,072
Interest Expense, Net of Amortization of Loan Costs and Discount on Convertible Debt	4,424
EBITDA	$14,261

Annualized EBITDA	$57,044
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (1)	991
Pro Forma EBITDA	$58,035

Total Long-Term Debt	$465,130
Financing Costs, Net of Accumulated Amortization	1,530
Unamortized Convertible Debt Discount	324
Cash & Cash Equivalents	(7,023)
Restricted Cash	(1,589)
Net Debt	$458,372

Net Debt to Pro Forma EBITDA	7.9x

(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2023.